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                                                              Exhibit 6(a)(2)

                                   AMENDMENT NO. 1

                                         TO

                           MASTER DISTRIBUTION AGREEMENT
                            (CLASS A AND CLASS C SHARES)

     The Amended and Restated Master Distribution Agreement (the "Agreement"), dated ____________, 1998 by and between AIM SPECIAL OPPORTUNITIES FUNDS, a Delware business trust, with respect to each of the Class A and Class C Shares of each series of shares of beneficial interest as set forth in the Agreement, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                     APPENDIX A
                                         TO
                           MASTER DISTRIBUTION AGREEMENT
                                         OF
                          AIM SPECIAL OPPORTUNITIES FUNDS

CLASS A AND CLASS C SHARES
--------------------------

AIM Mid Cap Opportunities Fund
AIM Small Cap Opportunities Fund

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: _____________________, 1998.


                                        AIM SPECIAL OPPORTUNITIES FUNDS


Attest:                                 By:
       ----------------------------        -------------------------------------
          Assistant Secretary                          President

[SEAL]

                                        A I M DISTRIBUTORS, INC.



Attest:                                 By:
       ----------------------------        -------------------------------------
          Assistant Secretary



[SEAL]